UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): December 26, 2006

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33061	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 25, 2006, Wind River Systems, Inc. (“Wind River” or the “Company”) received a Nasdaq Staff Determination notice dated September 19, 2006 informing the Company that its securities were subject to delisting for failure to timely file its Quarterly Report on Form 10-Q for the period ended July 31, 2006. The Company had announced on September 15, 2006 that it would be unable to timely file its Form 10-Q for that period as a result of a determination by the Audit Committee of the Company’s Board of Directors to retain independent legal counsel and accounting consultants to assist the Audit Committee in conducting its voluntary review of the Company’s historical stock option granting practices and the related accounting. The Company requested, and was granted, a hearing on November 9, 2006 before the Nasdaq Listing Qualifications Panel (the “Panel”). At the hearing, the Company presented its plan to regain compliance with Nasdaq filing requirements and a request was made to extend the period within which Wind River must file its Form 10-Q to comply with the listing standards.

As previously disclosed in a Form 8-K filed with the SEC on December 18, 2006, the Company received an additional Nasdaq Staff Determination notice dated December 12, 2006, which stated that the failure of the Company to timely file its Form 10-Q for the quarter ended October 31, 2006 served as an additional basis for delisting the Company’s common stock from the Nasdaq Global Select Market. The Company presented its views with respect to this additional deficiency to the Panel in writing on December 19, 2006.

On December 26, 2006, the Company received notice from the Panel that it had granted the Company’s request for continued listing on the Nasdaq Global Select Market subject to certain conditions, including that (i) on or before January 8, 2007, the Company shall provide to the Panel a copy of its final report with respect to the Company’s stock option investigation or, alternatively, a written response to questions submitted by the Panel to the Company; (ii) the Company shall file its Form 10-Q for the quarter ended July 31, 2006 on or before February 7, 2007; and (iii) the Company shall file its Form 10-Q for the quarter ended October 31, 2006 on or before February 21, 2007. On January 8, 2007, the Company provided its written response to questions submitted by the Panel to the Company.

The Panel has advised the Company that if it is unable to comply with the deadlines set forth above and demonstrate full compliance with all requirements for continued listing on The Nasdaq Global Select Market, the Company’s securities may be delisted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2007	WIND RIVER SYSTEMS, INC.

	By:	/s/ Michael W. Zellner

Michael W. Zellner
Senior Vice President, Finance and Administration, Chief Financial Officer, and Secretary